Exhibit 8.1

New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

October 28, 2011

Delphi Automotive PLC

c/o Delphi Automotive LLP

5725 Delphi Drive

Troy, MI 48098

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Delphi Automotive PLC, a Jersey public limited company (the “Company”), in connection with the preparation of the registration statement on Form S-1 (Registration No. 333-174493) (the “Registration Statement”) and the related prospectus (the “Prospectus”) with respect to the public offering by the Company of its ordinary shares (the “Shares”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The Company is filing the Registration Statement with the Securities and Exchange Commission under the Securities Act.

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in Shares is set forth in full under the caption “Tax Considerations—U.S. Federal Income Tax Considerations” in the Prospectus.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Tax Considerations—U.S. Federal Income Tax Considerations” and “Validity of Ordinary Shares” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

2